Exhibit 10.4

AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of December 4, 2024, is made and entered into by and between EVgo Inc., a Delaware corporation (f/k/a Climate Change Crisis Real Impact I Acquisition Corporation) (the “Company”) and EVgo Holdings, LLC, a Delaware limited liability company (the “Holder” and, together with the Company, the “Parties”). Capitalized terms used and not defined in this Amendment shall have the respective meanings assigned to them in the Registration Rights Agreement, dated as of July 1, 2021, by and among the Company, the Holder, Climate Change Crisis Real Impact I Acquisition Holdings, LLC and the holders listed on the signature pages thereto (the “Registration Rights Agreement”).

WHEREAS, Section 5.5 of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended with the written consent of at least a majority in interest of the Registrable Securities (the “Required Holders”);

WHEREAS, the undersigned Holder constitutes the Required Holders; and

WHEREAS, the Parties desire to amend the Registration Rights Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Article V of the Registration Rights Agreement is hereby amended by inserting the following new Section 5.8 immediately after Section 5.7:

Confidentiality. Except to the extent a Holder is already party to a confidentiality agreement with the Company covering communications hereunder, any communications, including notices, made pursuant to this Agreement to the Company or to any Holders (in such capacity, the “Receiving Party”) shall be kept confidential by the Receiving Party and shall be used by the Receiving Party solely and exclusively for the benefit of this Agreement.  The parties to this Agreement, agree and acknowledge that the U.S. federal securities laws and other laws prohibit any person who has material non-public information about a company from purchasing or selling securities of that company on the basis of such material non-public information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information.

2.Except as expressly set forth in this Amendment, the Registration Rights Agreement shall remain unchanged and in full force and effect.
3.This Amendment is governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of such State.
4.This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above.

COMPANY:

EVgo Inc.,
a Delaware corporation

By:	/s/ Francine Sullivan
Name: Francine Sullivan
Title: Chief Legal Officer and General Counsel

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

HOLDER:

EVgo Holdings, LLC,
a Delaware limited liability company

By:	/s/ John P. Burke
Name: John P. Burke
Title: Managing Director

[Signature Page to Amendment No. 1 to Registration Rights Agreement]